EXHIBIT 99.1

Office of the United States Trustee

In re:	DEBTOR IN POSSESSION OPERATING REPORT

The Kushner-Locke Company

	Report Number:	15	Page 1 of 2

Chapter 11	For the Period FROM:	1/1/2003

Case No. LA 01-44828-SB (Administratively Consolidated with Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01- 44833-SB through LA 01-44836-SB; and LA 01-44841-SB)	TO:	1/31/2003

1 Profit and Loss Statement (Accrual Basis Only)			$—
A. Related to Business Operations
Gross Sales		$—

Costs Related to Revenues (Film Cost Amortization)

Gross Profit				—

Less: Operating Expenses
Officer Compensation	18,600

Salaries and Wages — Other Employees	31,778

Total Salaries and Wages			50,378

Employee Benefits and Pensions			2,455

Employer Payroll Taxes/Fees	3,953

Other Taxes	3,556

Total Taxes			7,509

Rent and Lease Expense (including parking)	2,360

Distribution/Delivery Expenses	56

Interest Expense

Insurance	—

Automobile Expense/Mileage

Utilities (incl. Phone, phone equipment, internet)	752

Depreciation and Amortization

Business Equipment Leases	265

Business Expense reimbursement

Storage Expense	13,118

Supplies, Office Expenses, Photocopies, etc.	185

Bad Debts

Miscellaneous Operating Expenses	1,990

Total Operating Expenses			79,069

Net Gain/Loss from Business Operations				(79,069)

B. Not related to Business Operations
Income
Interest Income

Other Non-Operating Revenues			—

Gross Proceeds on Sale of Assets	—

Less: Original Cost of Assets plus expenses of sale	—

Net Gain/Loss on Sale of Assets			—

Total Non-Operating Income				—

Expenses Not Related to Business Operations
Legal and Professional Service Fees			27,402

Other Non-Operating Expenses (Board/Trustee fees)

Total Non-Operating Expenses				27,402

NET INCOME/(LOSS) FOR PERIOD				$(106,471)

DEBTOR IN POSSESSION OPERATING REPORT NO: 15	Page 2 of 2

2	Aging of Accounts Payable and Accounts Receivable (exclude prepetition accounts payable):

	Accounts	Accounts
	Payable	Receivable

Current Under 30 days		—
Overdue 31-60 days	—	—
Overdue 61-90 days	—
Overdue 91-120 days	—
Overdue Over 121 days	—
Due in the Future	—	1,269,833
TOTAL	—	1,269,833

3	Statement of Status of Payments to Secured Creditors and Lessors:

No payments to Secured Creditors or Lessors were paid or payable during the reporting period.

4	Tax Liability

     No tax payments were paid or payable during the reporting period other than payroll taxes shown above.

5 Insurance Coverage	Carrier/	Amount of	Policy	Premium Paid
	Agent Name	Coverage	Expiration Date	Through Date

Worker’s Compensation (RENEWED 1/11/02)	St. Paul	1,000,000	1/14/2004	1/14/2003
Commercial Property (RENEWED)	St. Paul	2,000,000	2/14/2004	2/14/2003
Errors & Omissions — Library (RENEWED)	St. Paul	3,000,000	3/3/2003	3/3/2003
Employment Practices Liability (RENEWED-run off)	Nat'l Union	5,000,000	10/30/2003	10/30/2003

6	Questions:

A.	Has the Debtor in Possession provided compensation to any officers, directors, shareholders, or other principals without the approval of the Office of the United States Trustee?

	Yes	Explain:
x	No

B.	Has the Debtor in Possession, subsequent to the filing of the petition, made any payments on its prepetition unsecured debt, except as authorized by the Court?

	Yes	Explain:
x	No

7	Statement on Unpaid Professional Fees (Postpetition Amounts Only)

Total unpaid post-petition Professional Fees during the reporting period:	$827,331.33

8	Narrative Report of Significant Events and Events out of the Ordinary Course of Business:

None.

9	Quarterly Fees:

Paid

I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ Alice P. Neuhauser

Debtor in Possession